Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Payment Data Systems, Inc. on Form S-8 (File No. 333-30958) pertaining to the Employee Stock Purchase Plan of our report dated March 31, 2014, with respect to the consolidated financial statements of Payment Data Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Akin, Doherty, Klein & Feuge, P.C.
AKIN, DOHERTY, KLEIN & FEUGE, P.C.
San Antonio, Texas
March 31, 2014